Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

Pro forma Condensed Combined Balance Sheets as of December 31, 2015.	1

Pro forma Condensed Combined Statements of Operations for the year ended December 31, 2015.	2

Notes to Unaudited Pro Forma Condensed Combined Financial Statements.	3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Asiya Pearls, Inc.

and

Qpagos Corporation

Pro Forma Condensed Combined Balance Sheet

as of January 31, 2016

(Unaudited)

	Qpagos Corporation	Asiya Pearls, Inc.
	as of	as of
	December 31,	January 31,
	2015	2016	Adjustments	Notes	Pro Forma
ASSETS

Current Assets
Cash	$832,159	$1,453			$833,612
Accounts receivable	242,075	-			242,075
Inventory	668,567	-			668,567
Recoverable IVA taxes and credits	412,143	-			412,143
Other current assets	20,509	-			20,509
Total Current Assets	2,175,453	1,453			2,176,906

Non-Current Assets
Plant and equipment, net	70,537	-			70,537
Intangibles, net	211,417	-			211,417
Other assets	11,712	-			11,712
Total Non-Current Assets	293,666	-			293,666
Total Assets	$2,469,119	$1,453			$2,470,572

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
Accounts payable	$38,372	$3,000			$41,372
Notes payable	103,320	-			103,320
IVA and other taxes payable	181,946	-			181,946
Advances from customers	1,986	-			1,986
Total Current Liabilities	325,624	3,000			328,624

Total Liabilities	325,624	3,000			328,624

Stockholders' Equity
Preferred stock	-	-			-
Common stock	22,392	1,000	(17,896)	3(A)	5,496
Additional paid-in-capital	5,717,947	74,000	(58,651)	3(A) 3(B)	5,733,296
Accumulated deficit	(4,019,428)	(76,547)	76,547	3(B)	(4,019,428)
Accumulated other comprehensive income	422,584	-			422,584
Total stockholder's equity (deficit) - controlling interest	2,143,495	(1,547)			2,141,948
Non-controlling interest	-	-			-
Total Stockholders' Equity	2,143,495	(1,547)			2,141,948
Total Liabilities and Stockholders' Equity	$2,469,119	$1,453			$2,470,572

See accompanying notes to these unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Asiya Pearls, Inc.

and

Qpagos Corporation

Pro Forma Condensed Combined Statement of operations

For the year ended December 31, 2015

(Unaudited)

	Qpagos Corporation	Asiya Pearls, Inc.
	for the year ended	for the year ended
	December 31,	October 31,
	2015 (Historical)	2015 (Historical)	Pro Forma

Net Revenue	$1,510,369	$-	$1,510,369

Cost of Goods Sold	1,521,128	-	1,521,128

Gross (Loss) Profit	(10,759)	-	(10,759)

General and administrative	2,000,713	27,234	2,027,947
Depreciation and amortization	37,810	-	37,810
Total Expense	2,038,523	27,234	2,065,757
Loss from Operations	(2,049,282)	(27,234)	(2,076,516)

Other (expense) income	(9,991)	-	(9,991)
Interest expense, net	(3,319)	-	(3,319)
Foreign currency loss	(466,920)	-	(466,920)
Loss before Provision for Income Taxes	(2,529,512)	(27,234)	(2,556,746)

Provision for Income Taxes	-	-	-

Net Loss	(2,529,512)	(27,234)	(2,556,746)

Net loss attributable to non-controlling interest	-	-	-

Net Loss Attributable to Controlling Interest	(2,529,512)	$(27,234)	$(2,556,746)

Net Loss Per Share - Basic and Diluted	$(0.20)	$(0.00)	$(0.05)

Weighted Average Number of Shares Outstanding - Basic and Diluted	12,849,373	10,000,000	54,954,000

Other Comprehensive Loss
Foreign currency translation adjustment	269,835	-	269,835

Total Comprehensive loss	(2,259,677)	(27,234)	(2,286,911)

Comprehensive loss attributable to non-controlling interest	-	-	-

Comprehensive Loss Attributable to Controlling Interest	$(2,259,677)	$(27,234)	$(2,286,911)

See accompanying notes to these unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Asiya Pearls, Inc.

and

Qpagos Corporation

Notes to Unaudited Pro Forma Condensed Combined Information

Note 1. Description of the Proposed Transaction and Basis of Presentation

Description of the Proposed Transaction

The Merger Agreement provides for the combination of Asiya Pearls, Inc. (“Asiya”) and Qpagos Corporation (“Qpagos”) through a merger of Qpagos Merge, Inc. (a newly formed wholly subsidiary of Asiya) with and into Asiya, whereby Qpagos will become a wholly owned subsidiary of Asiya. As a result of the Merger, former equity holders of Qpagos will become shareholders of Asiya.

Pursuant to the Merger Agreement, upon the effectiveness for the Merger, all shares of common stock of Qpagos held by accredited equity holders of Qpagos, along with all outstanding warrants will be converted into the right to receive Asiya common stock. The aggregate number of Asiya common stock shares to be issued at closing is based on an exchange ratio of two (2) Asiya shares for every one (1) share of Qpagos. We currently expect that at the closing, we will issue approximately 49,929,000 Asiya common stock shares to the accredited Qpagos equity holders pursuant to the terms of the Merger Agreement.

Basis of Presentation

Asiya, a Nevada corporation, had a fiscal year ended October 31, 2015 during the periods presented. The most recent financial information available for Asiya is for the three months ended January 31, 2016. There has been minimal operating activity in Asiya after October 31, 2015. As a result, the information presented for Asiya as of October 31, 2015 is deemed to be current for these unaudited pro forma condensed combined financial statements. Qpagos, a Delaware corporation reports on a calendar year basis and is utilizing financial statements as of December 31, 2015for these pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements were prepared in accordance with regulations of the Securities and Exchange Commission and are intended to show how the Merger might affect the historical financial statements if the transaction had been completed on January 31, 2016 for the purposes of the balance sheet and December 31, 2015 for the purposes of the statement of operations. The pro forma adjustments reflecting the completion of the transactions are based upon the accounting rules for reverse capitalizations.

Based on the terms of the Merger Agreement, Qpagos is deemed to be the accounting acquirer because the former Qpagos shareholders, board of directors and management will have voting control and operating control of the combined company. The Merger will be accounted for as a capital transaction accompanied by a recapitalization with no goodwill or other intangibles recorded.

The historical financial data has been adjusted to give pro forma effects to events that are (i) directly attributable to the Merger (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the transactions. The unaudited pro forma condensed combined financial data also do not include any integration costs. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Merger occurred prior to the specified period.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Asiya Pearls, Inc.

and

Qpagos Corporation

Notes to Unaudited Pro Forma Condensed Combined Information

Note 2. Reverse Merger Transaction

On May 10, 2016, Asiya, Qpagos and shareholders of Qpagos who collectively own 100% of Qpagos entered into and consummated transactions pursuant to a Merger Agreement, whereby Asiya will issue to the Qpagos shareholders an aggregate of approximately 49,929,000 shares of its common stock, par value $0.001, in exchange for 100% of equity interests of Qpagos held by the Qpagos shareholders. The shares of Asiya common stock received by the Qpagos shareholders in the Merger constitutes approximately 90.9% of our issued and outstanding Asiya common stock giving effect to the issuance of shares pursuant to the Merger Agreement. As a result of the Merger, Qpagos became a wholly owned subsidiary of Asiya.

For financial reporting purposes, the transaction will be accounted for as a “reverse merger” rather than a business combination, because the sellers of Qpagos effectively control the combined companies immediately following the transaction. As such, Qpagos is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a reverse acquisition by Asiya. Accordingly, the assets and liabilities and the historical operations that will be reflected in Asiya’s ongoing financial statements will be those of Qpagos and will be recorded at the historical cost basis of Qpagos. The historical financial statements of Asiya before the transaction will be replaced with the historical financial statements of Qpagos before the transaction and in all future filings with the SEC. The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Note 3. Adjustments to Unaudited Pro Forma Combined Financial Statements

The pro forma adjustments in the unaudited pro forma condensed combined balance sheet as of January 31, 2016 and statement of operations for the twelve months ended October 31, 2015 are as follows:

A.	To reflect the cancellation of 4,975,000 shares of Asiya restricted stock upon consummation of the merger agreement and the elimination of the difference in par values of common stock as a result of the share exchange with Asiya.

B.	To eliminate the deficit accumulated since inception for Asiya as going forward the operations of Qpagos will be the surviving operating entity.

Note 4. Earnings Per Share

The pro forma weighted-average shares outstanding gives effect to the issuance of 49,929,000 shares of common stock and the cancellation of 4,975,000 shares of Asiya common stock (resulting in Asiya shareholders retaining 5,025,000 shares) in connection with the merger as if they occurred at the beginning of the period presented.

The effect of any potentially dilutive instruments including warrants were anti-dilutive. Therefore, dilutive earnings per share are equivalent to basic earnings per share.

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